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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
                              As of October 28, 2006

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                                                                 STATE OR OTHER
                                                                 JURISDICTION OF
                                                                 INCORPORATION OR
           NAME OF SUBSIDIARY                                      ORGANIZATION
------------------------------------------------------          ------------------
Analog Devices Limited                                             United Kingdom
Analog Devices, GmbH                                               Germany
Analog Devices, SAS                                                France
Analog Devices, K.K.                                               Japan
Analog Devices ApS                                                 Denmark
AudioAsics A/S                                                     Denmark
Analog Devices A.B. *                                              Sweden
Analog Devices SRL                                                 Italy
Analog Devices, GMBH                                               Austria
Analog Devices Korea, Ltd.                                         Korea
Integrant Technologies, Inc.                                       Korea
Analog Devices, B.V.                                               The Netherlands
Analog Devices Holdings, B.V.                                      The Netherlands
Analog Devices Nederland, B.V.                                     The Netherlands
Analog Devices (Philippines), Inc.                                 The Philippines
Analog Devices Gen. Trias, Inc.                                    The Philippines
Analog Devices Realty Holdings, Inc. (40% owned)                   The Philippines
Analog Devices Taiwan, Ltd.                                        Taiwan
Analog Devices Hong Kong, Ltd.                                     Hong Kong
Analog Devices Pty, Ltd.                                           Australia
Analog Devices Australia Pty. Ltd.                                 Australia
Analog Devices India Private Limited                               India
ChipLogic India Private Limited                                    India
Analog Devices Ireland, Ltd.                                       Ireland
Analog Devices International Financial Services Limited            Ireland
Analog Research & Development Ltd.                                 Ireland
Analog Nominees Limited                                            Ireland
Analyzed Investments, Ltd.                                         Ireland
Edinburgh Portable Compilers Limited                               Scotland
Analog Devices Israel, Ltd.                                        Israel
Analog Development (Israel) 1996 Ltd.                              Israel
Analog Devices (China) Co. Ltd.                                    China
Analog Devices Canada, Ltd.                                        Canada
Analog Devices S.L.                                                Spain
Analog Devices IMI, Inc.                                           California
Analog Devices ChipLogic, Inc.                                     California
Staccato Systems, Inc.                                             California
Analog Devices Foundry Services, Inc.                              Delaware
Analog Devices Asian Sales, Inc.                                   Delaware
ADI Micromachines, Inc.                                            Delaware
Analog/ NCT Supply Ltd. (50% owned)                                Delaware
Analog Devices International, Inc.                                 Massachusetts
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* Also doing business as Analog Devices Aktiebolag, Suomen sivuliike